Exhibit 3.(d)

Amended and Restated By-Laws of the Company

(as amended and restated on November 16, 2016)

AMENDED AND RESTATED

BY-LAWS

OF

ETHAN ALLEN INTERIORS INC.

*   *   *   *   *

Article I

OFFICES

Section 1.          Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.         Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 3.         Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II

MEETINGS OF STOCKHOLDERS

Section 1.          Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time may be determined from time to time by the Board of Directors, the Chairman or otherwise in accordance with the Certificate of Incorporation.

Section 2.          Annual Meetings. Annual meetings of stockholders, commencing with the year 1994, shall be held to elect the Board of Directors and transact such other business may properly be brought before the meeting.

Section 3.        Special Meetings. Special meetings of stockholders shall be called by the Secretary of the Corporation upon written request signed by stockholders holding at least 20% of the shares of stock generally entitled to vote, or by a majority of the Board of Directors, the President, the Chairman or otherwise in accordance with the Certificate of Incorporation Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors in connection with issuing such Preferred Stock pursuant to the Certificate of Incorporation, special meetings of holders of such Preferred Stock.

Section 4.           Notice of Meetings and Adjourned Meetings: waivers of Notice. (a) Whenever stockholders are required or permitted to take any action at a meeting, the Corporation will provide a written notice of the meeting shall be given, which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes for which the meeting is called. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Unless otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”), such notice shall be given not less than 10 nor more than 60 days before the date of the annual meeting, and not less than 30 nor more than 60 days before the date of any special meeting, to each stockholder of record entitled to vote at such meeting. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b)       A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting in not lawfully called or convened.

Section 5.          Quorum. Unless otherwise provided by the Certificate of Incorporation or these By-Laws subject to Delaware Law, the presence, in person or by proxy, of the holders of at least one-third of the shares of stock generally entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.

Section 6.          Voting. Each stockholder entitled to vote at a meeting of stockholders or to express consent to or dissent from a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 7.          Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected (or in his absence or if one shall not have been elected, the Chief Executive Officer or the President) shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 8.          Order of Business. Subject to Delaware Law and the provisions of the Certificate of Incorporation, the rules of order for the conduct of annual and special meetings and agenda of business at all such meetings of stockholders shall be as determined by the chairman of the meeting.

Section 9.          Nomination of Directors.

Section 9.1     Procedure.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (B) who complies with the notice procedures set forth in this Section 9.

For a nomination to be properly brought before an annual meeting by a stockholder, such stockholder must have given (i) timely notice thereof in proper written form to the Secretary of the Corporation (“Shareholder Notice”), (ii) have provided any updates or supplements to such Shareholder Notice at the times and in the forms required by these By-Laws, and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these By-Laws.

To be timely, a Shareholder Notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days’ nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior Public Announcement (as defined below) of the date of the annual meeting is given or made to stockholders, the Shareholder Notice in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or Public Announcement of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a Shareholder Notice to the Secretary of the Corporation must set forth the following information:

(a)     (x) As to each person whom the stockholder proposes to nominate for election or reelection as a director (“Proposed Nominee”) (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the Proposed Nominee, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (iv) any other information relating to the Proposed Nominee that would be required to be disclosed in a proxy statement or other fillings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (v) a written consent of each Proposed Nominee to being named as a nominee and to serve as director if elected, and (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the Proposed Nominees named in the Shareholder Notice; (y) as to the stockholder giving the Shareholder Notice (i) the name and record address of such stockholder and the names and addresses of any other Proposing Persons (as defined below) and (ii) as to each Proposing Person, the following information: (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) has a right to acquire beneficial ownership at any time in the future, (B) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (1) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (2) whether or not such Synthetic Equity Interest is required to be, or capable of being, settled through delivery of such shares and (3) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (C) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act and the rules and regulations promulgated thereunder), agreement, arrangement understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (D) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (E) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to, collectively, as “Material Ownership Interests”), and (iii) a description of the material terms of all arrangements, agreements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation.

(b)     A description of all agreements, arrangements or understandings by and among any of the Proposed Nominees, or by and among any Proposing Persons and any other person (including with any Proposed Nominee(s)), pertaining to the nomination(s) to be brought before the annual meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations, and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s).

(c)     A statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Solicitation Statement”).

(d)     A stockholder providing such Shareholder Notice shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such Shareholder Notice pursuant to this By-Law shall be true and correct as of the record date for the annual meeting and as of the date that is ten (10) business days prior to such annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eight (8th) business day prior to the date of the annual meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the annual meeting).

Section 9.2     General.

For purposes of this Section 9 and Section 10, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the Shareholder Notice or Notice of Business, and (ii) the beneficial owner(s), if different, on whose behalf the Shareholder Notice or Notice of Business is being made.

For purposes of this Section 9 and Section 10, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly, (i) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (ii) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any share of any class or series of capital stock of the Corporation, (iii) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (iv) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

For purposes of this Section 9 and Section 10 of this Article the term “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding anything in this Section 9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and no Public Announcement is made naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) business days before the last day a stockholder may deliver such Shareholder Notice, such Shareholder Notice also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary not later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the annual meeting that the nomination was defective and such defective nomination shall be disregarded.

Except as otherwise provided for in these By-Laws or required by law, nothing in this Section 9 shall obligate the Corporation to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director.

This Section 9 will not be applicable to the election of directors by the holders of Preferred Stock, if any, of the Corporation, voting separately as a single class of stock, if and as provided in the Certificate of Incorporation (including any Certificate of Designation for any class or series of Preferred Stock).

Section 9.3     Proxy Access

(a)     Whenever the Board of Directors solicits proxies with respect to the election of Directors at an annual meeting of stockholders, subject to the provisions of this Section 9.3, the Corporation shall include in its proxy statement for such annual meeting, (i) as a nominee, in addition to any persons nominated for election by the Board of Directors or any committee thereof, any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder, or group of not more than twenty (20) stockholders, that satisfies the requirements of this Section 9.3 (the “Eligible Stockholder”) and that timely submits the notice required by this Section 9.3 (the “Notice of Proxy Access Nomination”) requesting to have its nominee included in the Corporation’s proxy materials for such annual meeting pursuant to this Section 9.3 and (ii) the Required Information (defined below) concerning such person. No person or entity may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting. For purposes of this Section 9.3, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary of the Corporation by the Eligible Stockholder concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act, and if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 9.3, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(b)     To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed to and received by, the Secretary of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such Public Announcement of the date of the annual meeting was made, whichever first occurs.

(c)     The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders (the “Nominee Limit”) shall not exceed twenty percent (20%) of the total number of Directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 9.3 (the “Final Proxy Access Nomination Date”) or if such amount is not a whole number, the closest whole number below twenty percent (20%), but not less than two (2). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the board in connection therewith, the Nominee Limit shall be calculated based on the number of Directors in office as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 9.3 whom the Board of Directors decides to nominate as a nominee of the Board of Directors shall further reduce the Nominee Limit. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 9.3 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by the Eligible Stockholders pursuant to this Section 9.3 exceeds the maximum number of nominees provided for in this Section 9.3. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 9.3 exceeds the maximum number of nominees provided for in this Section 9.3, the highest ranking Stockholder Nominee who meets the requirements of this Section 9.3 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 9.3 from each Eligible Stockholder has been selected, this process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the maximum number is reached. Notwithstanding anything to the contrary contained in this Section 9.3, if the Corporation receives a Shareholder Notice pursuant to this Section 9 that a stockholder intends to nominate for election at such annual meeting a number of Proposed Nominees greater than or equal to a majority of the total number of Directors to be elected at such meeting, no Stockholder Nominees will be included in the Corporation’s proxy materials with respect to such annual meeting pursuant to this Section 9.3.

(d)     If the Stockholder Nominee or an Eligible Stockholder fails to continue to meet the requirements of this Section 9.3 or if a Stockholder Nominee withdraws, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a Director prior to the annual meeting: (1) the Corporation may, to the extent feasible, remove the name of the Stockholder Nominee and the Statement from its proxy statement, remove the name of the Stockholder Nominee from its form of proxy and/or otherwise communicate to its stockholders that the Stockholder Nominee will not be eligible for nomination at the annual meeting; and (2) the Eligible Stockholder may not name another Stockholder Nominee or, subsequent to the last day on which a Stockholder’s Notice of Proxy Access Nomination would be timely, otherwise cure in any way any defect preventing the nomination of the Stockholder Nominee identified in the Notice of Proxy Access Nomination provided pursuant to this Section 9.3.

(e)     For purposes of this Section 9.3, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares is calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliate’s full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic and interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the stockholder has the power to recall such loaned shares on three (3) business days’ notice and has recalled such loaned shares as of the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 9.3 and holds such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof, which determination shall be conclusive and binding. For purposes of this Section 9.3, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act.

(f)     In order to make a nomination pursuant to this Section 9.3, an Eligible Stockholder must have owned (as defined above) the Required Ownership Percentage (as defined below) of the Corporation’s outstanding capital stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 9.3 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 9.3, the “Required Ownership Percentage” is three percent (3%) or more, and the “Minimum Holding Period” is three (3) years. For the avoidance of doubt, if a group of shareholder aggregates ownership of shares to satisfy the Required Ownership Percentage, all shares held by each stockholder constituting their contribution to satisfy the Required Ownership Percentage must be held by that stockholder continuously for at least three (3) years. A group of two or more funds that are (A) under common management and investment control, or (B) publicly offered and part of the same family of funds (as defined herein), or (C) under common management and funded primarily by a single employer shall be treated as one stockholder or person to satisfy the Required Ownership Percentage. The term “family of funds” shall mean two or more investment companies or funds (whether organized in the U.S. or outside the U.S.) that hold themselves out to investors as related companies for purposes of investment and investor services.

(g)     Within the time period specified in this Section 9.3 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following in writing to the Secretary of the Corporation: (i) one or more written statements from the record holder of the shares owned by the Eligible Stockholder (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (ii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; (iii) the information, representations and agreements that are the same as those that would be required to be set forth in a Shareholder Notice pursuant to Section 9.1; (v) a representation and agreement of the Eligible Stockholder that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (C) has not engaged and will not engage in any, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) agrees not to distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (E) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material and to file any such soliciting material with the Securities and Exchange Commission regardless of whether such filing is required under Regulation 14A under the Exchange Act, and (F) will provide facts and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (vii) a written consent to provide any information that the Board of Directors reasonably requests to determine that the Stockholder Nominee (A) would qualify as “independent” for the purposes of the audit committee membership under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of Directors, (B) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (C) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision) and (D) is not and has not been subject to any event specified in Item 401(f) of Regulation S-K (or any successor rule), without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee or whether the event occurred in the ten-year time period referenced in such Item; (viii) a written consent to provide, at the reasonable request of the Board of Directors, any details of the position of the Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three (3) years preceding the submission of the Nomination Notice information; (ix) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders or out of the information that the Eligible Stockholder provided to the Corporation and (B) indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its Directors, officers and employees individually against any and all liabilities, losses, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee pursuant to this Section 9.3; and (x) in the case of a nomination by a group of stockholders, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.

(h)     Within the time period specified in this Section 9.3 for delivering the Notice of Proxy Access Nomination, each Eligible Stockholder and Stockholder Nominee must deliver or cause to be delivered to the Secretary of the Corporation:

(i)     a written representation and agreement of the Stockholder Nominee that such person (A) consents to being named in the proxy statement as a nominee and to serving as a Director if elected, (B) understands his or her duties as a Director under the DGCL and agrees to act in accordance with those duties while serving as a Director, (C) is not or will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a Director, will act or vote as a Director on any issue or question to be decided by the Board of Directors, (D) if elected as a Director, will comply with all applicable laws and stock exchange listing standards and the Corporation’s policies and guidelines applicable to Directors, and (E) will provide facts and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(ii)     with respect to each Stockholder Nominee, all completed and signed questionnaires required of Directors, and such additional information as the Corporation may determine necessary to permit the Board of Directors to make the determinations set forth in subparagraph (g)(vii) and (viii) of this Section 9.3; and

(iii)     with respect to each Stockholder Nominee who consents to stand for election, an irrevocable resignation of such Stockholder Nominee in advance of the meeting for the election of Directors, providing that such resignation shall become effective upon a determination by the Board of Directors or any committee thereof that (A) the information provided to the Corporation by such individual pursuant to this Section 9.3 was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (B) such individual, or the Eligible Stockholder who nominated such individual, failed to comply with any obligation owed to or breached any representation made under or pursuant to these By-Laws.

(i)     In the event that any information or communication provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any material respect or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of such defect in such previously provided information or communication and of the information that is required to correct any such defect.

(j)     The Corporation shall not be required to include, pursuant to this Section 9.3, a Stockholder Nominee in its proxy materials for any meeting of stockholders (i) for which the Secretary of the Corporation receives a Shareholder Notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for Proposed Nominees set forth in Section 9.1 and Section 9.2, (ii) who is not independent for the purposes of the audit committee under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of Directors, in each case as determined by the Board of Directors, (iv) who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (v) who is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (vi) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Corporation’s Certificate of Incorporation, the rules and listing standards of any exchange upon which the common stock of the Corporation is listed, or any applicable state or federal law, rule or regulation, (vii) who is or has been, within the past three (3) years, an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) of the Corporation, (viii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years or (ix) if such Stockholder Nominee or the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) nominating such Stockholder Nominee fails to comply with any of its obligations or breaches any of its representations made under or pursuant to these By-Laws.

(k)     Notwithstanding anything to the contrary set forth herein, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Notice of Proxy Access Nomination, if the Board of Directors in good faith determines that (i) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (ii) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (iii) the inclusion of such information in the proxy statement would otherwise violate the applicable rules of the Securities and Exchange Commission or any other applicable law, rule or regulation.

(l)     Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the meeting of stockholders shall declare a nomination of a Stockholder Nominee by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of the vote of stockholders of such annual meeting may have been received by the Corporation, if (i) the Stockholder Nominee and/or the nominating Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have failed to comply with any of its or their obligations or breached any of its or their representations under or pursuant to these By-Laws, as determined by the Board of Directors or the chairman of the meeting or (ii) the nominating Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present the nomination of such Stockholder Nominee pursuant to this Section 9.3.

(m)     Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at such annual meeting, or (ii) does not receive votes cast in favor of such Stockholder Nominee’s election equal to at least 25% of the number of shares voted in such election, will be ineligible to be a Stockholder Nominee pursuant to this Section 9.3 for the next two (2) annual meetings. For the avoidance of doubt, this Section 9.3 shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 9.1.

Section 10.           Notice of Business.

At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought properly before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 10 (“Notice of Business”), who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 10. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Notice of Business shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the annual meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior Public Announcement of the date of the annual meeting is given or made to stockholders, a Notice of Business by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting or such Public Announcement was made.

(a)     A Notice of Business to the Secretary shall set forth as to each matter of business the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) (A) the name and record address of such stockholder and the names and addresses of any other Proposing Persons (as defined in Section 9.2) and (B) as to each Proposing Person, information as to any Material Ownership Interests, and (C) a description of the material terms of all arrangements, agreements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation, (iii) a description of all agreements, arrangements or understandings by and among any Proposing Persons and any other person, pertaining to the business to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), (iv) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), and (v) A statement whether or not the stockholder giving the Notice of Business and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to approve the proposal (such statement, the “Business Proposal Solicitation Statement”).

(b)     A stockholder providing such Notice of Business shall further update and supplement such notice if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such Notice of Business pursuant to this By-Law shall be true and correct as of the record date for the annual meeting and as of the date that is ten (10) business days prior to such meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eight (8th) business day prior to the date of the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

(c)     Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Section 10.

Section 11.          Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books and records as the owner of shares to receive dividends and distributions and to vote, and except as required by law, shall not be required to recognize any equitable or other claim or interest in such shares by any other person, irrespective of any notice thereof.

Section 12.         Inspectors of Election. At all elections of directors and when otherwise required by law, the chairman of the meeting shall appoint two inspectors of election. The inspectors shall be responsible for receiving, tabulating and reporting the results of the votes taken. The chairman of the meeting shall open and close the polls.

Section 13.         Rule 14a-8. Nothing contained in Section 9 or Section 10 of this Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Article III

DIRECTORS

Section 1.         General Powers. Except as otherwise provided in Delaware Law or the Certificate of Incorporation, the business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such power of the Corporation and do all such lawful acts and thing as are not by applicable law or the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the Stockholders.

Section 2.           Election of Directors.

Each director shall be elected by the vote of a majority of the votes cast with respect to the director at an annual meeting for the election of directors at which a quorum is present; provided, however, that in the case of a contested election, the directors shall be elected by the vote of a plurality of the stock present in person or represented by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 2, a majority of the votes cast means, with respect to each director, the number of shares voted “for” a director exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election). For purposes of this Section 2, a “contested election” shall mean an election of directors where (i) the Secretary of the Corporation receives proper notice under Section 9.1 of Article II that a stockholder intends to make a nomination at such meeting, (ii) the number of nominated individuals including the Proposed Nominees (as defined in Section 9.2 of Article II) nominee(s) would exceed the number of directors to be elected, and (iii) the notice has not been withdrawn by the tenth (10th) day following the day on which the Corporation first mails notice of the meeting for such election or the day when a Public Announcement (as defined in Section 9.2 of Article II) thereof was made.

The Board of Directors shall not nominate for election as director any nominee who has not agreed to offer, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such offer to resign by the Board of Directors. In addition, the Board of Directors shall not fill a director vacancy or newly created directorship with any candidate who has not agreed to offer, promptly following his or her appointment to the Board of Directors, the same form of resignation.

If a nominee fails to receive the required number of votes for reelection (the “Incumbent Director”), the Board of Directors (excluding the director in question) shall, within ninety (90) days after certification of the election results, decide whether to accept the Incumbent Director’s offer to resign through a process overseen by the Corporate Governance/Nominations Committee (and excluding the director in question from all Board of Directors and committee deliberations). The Board of Directors in making its determination may consider any factor it deems relevant.

Notwithstanding the foregoing, if, following an election of directors, each Director of the Corporation fails to receive the required number of votes for reelection, then, in such event, each Incumbent Director shall continue to serve until such Incumbent Director’s successor is duly elected and qualified, or until such Incumbent Director’s earlier resignation pursuant to Section 11 of this Article III or removal pursuant to Section 13 of this Article III.

Section 3.          Quorum and manner of Acting and Organization. Unless the Certificate of Incorporation or these By-Laws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at meetings at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.          Time and place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined form time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors). The Chairman of the Board shall preside at all meetings of the Board of Directors (or in the absence of the Chairman of the Board, such member as may be designated by the Chairman of the Board).

Section 5.        Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting of stockholders is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 6.          Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 7.          Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, Chief Executive Officer or Secretary on the written request of any four of the directors. Notice of special meetings of the Board of Directors shall be given to each director at least three days before the date of the meeting in such manner as is determined by the Board of Directors.

Section 8.          Committees.

(a)      The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate two or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of the committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

(b)      The Board of Directors shall, by resolution or resolutions, passed by a majority of the whole Board of Directors designate an Audit committee to consist of three or more non employee directors of the Corporation free from any relationship that in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. Any director who is a former employee of the Corporation may not serve on the audit committee. The members of the Audit committee shall be appointed by and hold office at the pleasure of the Board of Directors. A majority of the members of the Audit committee will constitute a quorum for the transaction of business. It shall be the duty of the Audit committee (i) to recommend to the Board of Directors a firm of independent accountants to perform the examinations of the annual financial statements of the Corporation; (ii) to review with the independent accountants and with the Chief Financial Officer the proposed scope of the annual audit, past audit experience, the Corporation’s internal audit program, recently completed internal audits and other matters bearing upon the scope of the audit; (iii) to review with the independent accountants and with the Chief Financial Officer significant matters revealed in the course of the audit of the annual financial statements of the Corporation; (iv) to review with the Chief Financial Officer any suggestions and recommendations of the independent accountants concerning the internal control standards and the accounting procedures of the Corporation; (v) to report its activities and actions to the Board of Directors at least once each fiscal year.

(c)      The Board of Directors shall, by resolution or resolutions, passed by a majority of the whole Board of Directors, designate a Compensation committee to consist of three or more non-employee directors of the Corporation free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The members of the Compensation committee shall be appointed and hold office at the pleasure of the Board of Directors. A majority of the members of the Compensation committee will constitute a quorum for the transaction of business. It shall be the duty of the Compensation committee to (i) review and make determinations with regard to the employment arrangements, compensation, bonuses, awards and other amounts and matters for the Chief Executive Officer, President and Chief Financial Officer or Treasurer, (ii) duly consider the recommendations of the Chief Executive Officer, and accept, modify or reject the Chief Executive Officer’s recommendations as to bonuses, options and other similar awards to executives and employees.

Section 9.         Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 10.       Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11.        Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 12.        Vacancies. Unless otherwise provided in the Certificate of Incorporation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Each director elected in accordance with the provisions of this Section shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected.

Section 13.         Removal. A director may be removed from office by the affirmative vote of the holders of not less than a majority of the outstanding shares of stock generally entitled to vote.

Section 14.        Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

Section 15.        Preferred Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filing of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the Board of Directors pursuant to the Certificate of Incorporation, and such directors so elected shall not be subject to the provisions of Sections 11 and 12 of this Article III unless otherwise provided therein.

Article IV

OFFICERS

Section 1.          Principal Officers. The principal officers of the Corporation shall be a Chairman of the Board, a President, a Chief Financial Officer or Treasurer, a secretary, and such other officers as may be appointed in accordance with these By-Laws. The Secretary and Chief Financial Officer or Treasurer may be the same person, or a Vice President may hold at the same time the office of Secretary, Treasurer, or Controller.

Section 2.          Election, Term of Office and Renumeration. The principal officers of the Corporation shall be chosen by the Board of Directors. Such officers shall hold office until a successor shall have been duly chosen and shall have been qualified or until the death or retirement of the officer or until the officer shall resign or shall have been removed in the manner hereinafter provided. The Chairman of the Board shall be chosen from among the directors.

Section 3.        Chairman or Chief Executive Officer. The Board of Directors may appoint such other subordinate officers, committees or agents, as the business of the Corporation may require, including one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, and have such authority and perform such duties as are provided in these By-Laws or as the Chairman or Chief Executive Officer may from time to time determine. The Chairman or Chief Executive Officer may appoint and remove any such subordinate officer or agent.

Section 4.         Removal. Subject to the provisions of any written agreement, any officer may be removed, either with or without cause, by a vote of the majority of the whole Board of Directors at a regular meeting or a special meeting called for the purpose.

Section 5.          Resignations. Subject to the provisions of any written agreement, any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.          Inability to Perform. Except as otherwise provided in these By-Laws, in the event any officer shall be unable to perform the duties of the office held, whether by reason of absence, disability or otherwise, the Chairman of the Board may designate another officer of the Corporation to assume the duties of the officer who is unable to carry out the duties of the office; in the event the Chairman of the Board shall be absent and unable to perform the duties of the office of Chairman of the Board, the Chairman of the Board shall designate another officer to assume the duties of the Chairman of the Board; if another officer has not been designated by the Chairman of the Board then the Board of Directors shall designate another officer to assume the duties of the Chairman of the Board; in the event the Chairman of the Board shall be disabled and unable to perform the duties of the office of Chairman of the Board, then the Board of Directors shall designate another officer to assume the duties of the Chairman of the Board. Any officer shall have all the powers of and be subject to all the restrictions imposed upon the officer whose duties have been assumed.

Section 7.          Vacancy. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-Laws for the regular appointment for election to such office.

Section 8.           Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have general supervision of the business and operations of the Corporation, subject, however, to the authority of the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and of the board of Directors. The Chairman of the Board shall perform all of the duties usually incumbent upon a chief executive officer of a corporation and incident to the office of the Chairman of the Board. The Chairman of the Board shall also have such powers and perform such duties as are assigned by these By-Laws and shall have such other powers and perform such other duties, not inconsistent with these By-Laws, as may from time to time be assigned by the Board of Directions.

Section 9.          President. The President shall have such powers and perform such duties as are assigned by these By-Laws and shall have such other powers and perform such other duties, not inconsistent with these By-Laws, as from time to time may be assigned by the Board of Directions or the Chairman of the Board.

Section 10.         Vice President. Each Vice President shall have such powers and perform such duties as are assigned by these By-Laws and shall have such other powers and perform such other duties, not inconsistent with these By-Laws, as from time to time may be assigned by the Board of Directions or the Chairman of the Board.

Section 11.         Chief Financial Officer or Treasurer. The Chief Financial Officer or Treasurer shall have charge and custody of, and be responsible for, all funds of the Corporation. The Chief Financial Officer or Treasurer shall regularly enter or cause to be entered in books to be kept by the Chief Financial Officer Treasurer or under his direction for this purpose full and adequate account of all moneys received or paid by the Chief Financial Officer or Treasurer for the account of the Corporation. The Chief Financial Officer or Treasurer shall exhibit such books of account and records to any of the directions of the Corporation where such books and records shall be kept, and have such powers and perform such duties as are assigned the Chief Financial Officer or Treasurer by these By-Laws and shall have such of the powers and perform such other duties, not inconsistent with these By-Laws, as from time to time may be assigned by the Board of Direction.

Section 12.         Secretary. It shall be the duty of the Secretary to act as Secretary of all meetings of the Board of Directions and of the Stockholders of the Corporation, and to keep the minutes of all such meetings in the proper book or books to be provided for that purpose. The Secretary shall see that all notices required to be given by or for the Corporation or the Board of Directions or any committee are duty given and served; the Secretary shall be custodian of the seal of the Corporation, and shall affix the seal, or cause it to be affixed, to all documents, the execution of which on behalf of the Corporation, under its seal shall have been duly authorized in accordance with under its seal have been duly authorized in accordance with the provisions of these By-Laws. The secretary shall have charge of the share records and such of the other books, records, and papers of the Corporation relating to its organization and Management as a corporation and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall in general perform all the duties usually incident to the office of Secretary. The Secretary shall also have such powers and perform such duties as are assigned by these By-Laws, and shall have such other powers and perform such other duties, not inconsistent with these By-Laws, as from time to time may be assigned by the Board of Directors.

Section 13.         Controller. The Controller shall perform the usual duties pertaining to the office of the Controller. The Controller shall have charge of the supervision of the accounting system of the Corporation, and shall also have such other powers and perform such duties, not inconsistent with these By-Laws, as from time to time may be assigned by the Board of Directors.

Section 14.           Assistants. The Assistant Treasurers and the Assistant Secretaries shall have such powers and perform such duties as are assigned to them by these By-Laws and shall have such other powers and perform such other duties, not inconsistent with these By-Laws, as from time to time may be assigned to them by the Treasurer or the Secretary, respectively, or by the Board of Directors.

Section 15.         Compensation. Subject to any agreements, the compensation of the Chairman of the Board, President, Chief Financial Officer or Treasurer shall be fixed by the Board of Directors upon the recommendation of the Compensation Committee. The compensation of such other officers as may be appointed in accordance with the provisions of these By-Laws may be fixed by the Chairman of the Board or the Chief Executive Officer in accordance with these By-Laws. No officer shall be prevented from receiving such compensation by reason of also being a director of the Corporation.

Article V

INDEMNIFICATION

Section 1.         Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article V, the Corporation shall indemnify, to the fullest extent permitted by applicable law, now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director of officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nola contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.          Power to Indemnity in Actions, Suit or Proceedings by or in the Right of the Corporation. Subject to Section 3of this Article V, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was director of officer of Corporation, or is or was a director or officer of the Corporation serving at the employee or agent of another corporation, partnership joint venture trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.          Authorization of Indemnification. Any indemnification under this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or section 2 of this Article V, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 4.          Good Faith Defined. For purposes of any determination under Section 3 of this Article V, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article V, as the case may be.

Section 5.       Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article V, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article V. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or 2 of this Article V, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article V nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.          Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article V.

Section 7.          Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article V shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article V but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 8.        Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article V.

Section 9.          Certain Definitions. For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article V, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.

Section 10.       Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.         Limitation on Indemnification. Notwithstanding anything contained in this Article V to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12.         Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article V to directors and officers of the Corporation.

Article VI

GENERAL PROVISIONS

Section 1.           Certificates and Transfer of Shares. (a) Certificates for shares of the Corporation shall be in such form as shall be approved by the Board of Directors. Such certificates shall be numbered and registered in the order in which they are issued an shall be signed by the Chairman of the Board, the President or Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Where any such certificate is countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature on such certificate may be a facsimile, engraved, stamped or printed. In the event that an officer whose facsimile signature appears on such certificate ceases for any reason to hold the office indicated and the Corporation or its transfer agent has on hand a supply of share certificates bearing such officer’s facsimile signature, such certificates may continue to be issued and registered until such supply is exhausted.

(b)     Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by the holder’s attorney thereunto duly authorized an on surrender of the certificate or certificates for such shares properly endorsed. Every certificate surrendered to the Corporation shall be marked “Cancelled,” with the date of Cancellation. Except as hereinafter provided, no new certificate shall be issued in exchange for one previously issued until the old certificate has been surrendered and cancelled.

(c)     The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor and the Corporation may issue a new certificate in the place of any certificate therefore issued by it alleged to have been lost, destroyed or mutilated. The Board of Directors may, in its discretion, as conditions to the issue of any such new certificate, require the owner of the lost or destroyed certificate or the owner’s legal representatives to make proof satisfactory to the Board of Directors of the loss or destruction thereof and to give the Corporation a bond in such form, in such sum and with such surely or sureties as the Board of Directors may direct, to indemnify the Corporation against any claim that may be made against it on account of any such certificate so alleged to have been lost or destroyed.

Section 2.          Fiscal Year. The fiscal year of the Corporation shall commence on July 1 and end on June 30 of each year, unless otherwise determined by the Board of Directors.

Section 3.        Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 4.        Voting of Stock Owned by the Corporation. The Board of Directors or a person designated by the Board is authorized, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 5.          Amendments. Subject to the Certificate of Incorporation, these By-Laws or any of them, may be altered, amended or repealed, or new By-Laws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.

Section 6.          Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfers officers or agencies and registry officers or agencies at such place or places as may be determined from time to time by the Board of Directors.

Article VII

SUBJECT TO CERTIFICATE OF INCORPORATION

These By-Laws will be subject to the Certificate of Incorporation, and in the event of any conflict between these By-Laws and the Certificate of Incorporation, the provisions of the Certificate of Incorporation will supersede and take precedence.